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                                                                     EXHIBIT 5.3

McINNES COOPER
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BARRISTERS SOLICITORS & TRADE MARK AGENTS


Our File: BH-1008
July 30, 2003

                                                         Summit Place
                                                         1601 Lower Water Street
                                                         Post Office Box 730
                                                         Halifax, Nova Scotia
                                                         Canada B3J 2VI
                                                         T. 902 425 6500
                                                         F. 902 425 6350
                                                         www.mcinnescooper.com

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, TX 77056-4400


Ladies & Gentlemen:

          RE:  FORM S-3 REGISTRATION STATEMENT
               FILE NUMBER 333-105536-01
          ------------------------------------

     We have acted as Nova Scotia counsel to Apache Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of an aggregate of up to $1,500,000,000 of debt securities (the "Debt Securities") of Apache Finance Canada II Corporation, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada (the "Issuer"), pursuant to a senior indenture and/or a subordinated indenture in the forms filed as Exhibit 4.9 and
Exhibit 4.12, respectively, to the Registration Statement (each an "Indenture" and collectively, the "Indentures") among the JP Morgan Chase Bank, as Trustee, the Company and the Issuer. We understand that the Debt Securities issued by the Issuer will be guaranteed by the Company pursuant to a guarantee provided for under the Indenture.

     We have examined:

     (i) the Registration Statement covering the Debt Securities which we understand has been filed with the United States Securities and Exchange Commission;

     (ii)   the forms of the Indentures;



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McINNES COOPER                                                            Page 2
                                                                         BH-1008
                                                                   July 30, 2003

     (iii) the Memorandum of Association and Articles of Association of the Issuer as contained in the minute book of the Issuer made available for our inspection on the date hereof, which we assume is complete and accurate in all respects;

     (iv) a resolution signed by the directors of the Issuer on April 30, 2003 with respect to, inter alia, the entering into of the Indentures and the issuance of the Debt Securities, which we assume continues in full force and effect unamended as of the date hereof; and

     (v) a certificate of status dated July 28, 2003 issued in respect of the Issuer by the Registrar of Joint Stock Companies for the Province of Nova Scotia;

and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein.

     For purposes of giving this opinion, we have assumed the following:

     (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

     (b) such documents are within the capacity and powers of, and have been validly authorized, executed and delivered by and are binding on, the parties to them other than the Issuer;

     (c) insofar as any obligation under any document is to be performed in any jurisdiction other than in the Province of Nova Scotia, its performance will not be illegal or unenforceable under the law of that jurisdiction;

     (d) each such document has been duly executed and delivered and constitutes or will constitute legal, valid and binding obligations of the parties under their respective governing laws, enforceable in competent courts of such jurisdictions; and

     (e) the information provided by government officials, agencies and authorities is complete and accurate.

     Based upon the foregoing and subject to the limitations set forth below, it is our opinion that, under current law, the Issuer has the corporate power and authority to issue the Debt Securities and the Debt Securities have been duly authorized by the Issuer.


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McINNES COOPER                                                            Page 3
                                                                         BH-1008
                                                                   July 30, 2003

     Our opinion herein is limited solely to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein and we express no opinion herein concerning the law of any other jurisdiction.

     We express no opinion as to any matters other than as expressly set forth above and no opinion is to be otherwise implied or inferred herefrom.

     Our opinion herein is rendered solely for your benefit in connection with the transaction contemplated herein. Our opinion may not be used or relied on by any third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except that each of Chamberlain, Hrdlicka, White, Williams & Martin and Sidley Austin Brown & Wood LLP, may rely on this letter and the opinion expressed herein as if each of them were named as an addressee of this letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Yours very truly,

                                        /s/ McINNES COOPER